SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 2, 2012, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it had completed the registration of its initial Afectair® product with the U.S. Food and Drug Administration (FDA) and that it anticipates initiating the commercial introduction of the initial Afectair product in the United States and the European Union in late 2012.  Afectair is the trademark for the Company’s proprietary ventilator circuit / patient interface connectors that simplify the delivery of inhaled therapies to critical care patients requiring ventilatory support by introducing the inhaled therapy directly at the patient interface and minimizing the number of connections in the ventilator circuit. The Company believes that, after an up-take period following the introduction of Afectair in the United States and the European Union, peak revenues could potentially be between $50 million and $75 million in the fourth full year of sales, which could occur as early as 2016. A copy of the release is attached hereto as Exhibit 99.1 and the text of such release is incorporated by reference herein.

The Company’s lead drug product, Surfaxin® for the prevention of respiratory distress syndrome in premature infants, is under review by the FDA, which has established March 6, 2012 (PDUFA Date) as its target action date under the Prescription Drug User Fee Act (PDUFA) to complete its review of the Surfaxin New Drug Application (NDA). The review activities are continuing and the Company believes that it is on track to hear from the FDA on or around the PDUFA Date.

Since the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2011 on November 11, 2011, the Company has not utilized its Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited (Kingsbridge) or the “at-the-market” program (ATM Program) that it put in place with Lazard Capital Markets, LLC, in December 2011.  The Company also reports that it expects its net cash outflows in the fourth quarter of 2011 to be consistent with the outlook provided in November 2011, subject to normal year-end audit and related activities currently in process.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 2, 2012

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, the Company’s outloook regarding the results of the fourth quarter of 2011 or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
	Name	W. Thomas Amick
	Title	Chairman of the Board and Chief Executive Officer

Date: February 2, 2012

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